EXHIBIT 99.1

At Origen Financial:	At Financial Relations Board:
W. Anderson Geater	Leslie Loyet
Chief Financial Officer	(312) 640-6672
866.4 ORIGEN	lloyet@frbir.com
FOR IMMEDIATE RELEASE
TUESDAY, DECEMBER 9, 2008
ORIGEN FINANCIAL ANNOUNCES PLANS TO VOLUNTARILY DELIST AND DEREGISTER ITS COMMON STOCK
SOUTHFIELD, MI -December 9, 2008 — Origen Financial, Inc. (NASDAQ: ORGN), a real estate investment trust that manages residual interests in securitized manufactured housing loan portfolios, today announced that it has notified the Nasdaq Stock Market of its intent to voluntarily delist its common stock from the Nasdaq Global Market, and that it intends to voluntarily deregister its common stock under the Securities Exchange Act of 1934 and cease filing reports with the Securities and Exchange Commission (the “SEC”).
Origen has decided to voluntarily delist and deregister its common stock because its shares are currently held by less than 300 record holders and are thinly traded. Delisting and deregistering will permit Origen to reduce expenses associated with compliance efforts as well as listing fees, professional fees and other administrative costs. Origen does not believe the benefits of having its common stock listed and registered outweigh the costs. In deciding to voluntarily delist and deregister the common stock, Origen’s Board of Directors considered several factors, including the following:
•	the trading price of Origen’s common stock;

•	the fact that Origen’s common stock is very thinly traded;

•	the limited number of holders of and minimal liquidity for the common stock;

•	the limited nature of Origen’s operations and the corresponding lack of an anticipated need to raise additional capital in the short term;

•	the costs, both direct and indirect, associated with the preparation and filing of Origen’s periodic reports with the SEC;

•	the substantial increase in costs associated with being a public company in light of regulations promulgated as a result of the Sarbanes-Oxley Act of 2002; and

•	the potential impact of the deregistration and delisting on Origen’s stockholders, creditors and other key constituencies.
Origen expects to file with the SEC a Form 25 relating to the delisting of its common stock on December 19, 2008, with the delisting of its common stock to be effective ten days thereafter on Monday, December 29, 2008.
On the effective date of the delisting, Origen plans to file a Form 15 to deregister its common stock under Section 12 of the Securities Exchange Act of 1934. Origen is eligible to delist and deregister its common stock because it has fewer than 300 record holders of its common stock. Upon the filing of the Form 15, Origen will no longer be obligated to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8K. Origen expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC.
Origen intends to continue reporting its unaudited quarterly and audited annual financial results in press releases and on its website, and to report to its shareholders in accordance with Delaware law and Origen’s bylaws. Origen anticipates that following delisting its common stock will be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading in Origen’s common stock. However, Origen cannot guarantee that trading in its common stock will continue in the Pink Sheets or in any other forum. Information about the Pink Sheets can be accessed via the Internet at www.pinksheets.com.
Forward-Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and Origen intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate” and similar expressions identify these forward-looking statements. These forward-looking statements reflect Origen’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause Origen’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the foregoing assumptions and those risks referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in Origen’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and Origen expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in Origen’s expectations or future events.
About Origen Financial, Inc.
Origen is an internally managed and internally advised company that has elected to be taxed as a real estate investment trust. Origen is based in Southfield, Michigan.
For more information about Origen, please visit www.origenfinancial.com.